UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2008

MAXIM TEP, INC.
(Exact name of registrant as specified in its charter)

TEXAS	000-53093	20-0650828
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9400 Grogan’s Mill Road, Suite 205
The Woodlands, Texas 77380
www.maximtep.com

(Address of principal executive offices)

Registrant’s Telephone Number, Including Area Code: (281) 466-1530

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors;

On July 25, 2008 Maxim TEP, Inc., held an extraordinary shareholders meeting and announced the election of two directors to its Board.  Over 73% of the outstanding shares of the Company's common stock and preferred stock voted for the election of Steven J. Warner and Peter O'Neill, to serve on the Company's Board of Directors.

Mr. Warner, 68, formerly served Chairman of the Company's Board of Directors from 2005 until 2007. Mr. Warner has been Managing Director and Co-Founder of Crossbow Ventures Inc.,, where he has managed $100 million of private equity money and $60 million of U.S. government funds and has invested in early and expansion state technology companies in Florida and the southeast. Additionally, since 2004, Mr. Warner has been on the board of directors of two private companies, AOI Medical, Inc., a medical devices company, and UCT Coatings, Inc. which is in the business of environmentally friendly metal finishing technology, and two public companies, Dyadic International, Inc., a biotechnology company and Rock Energy Resources, an oil and gas company. In the course of his career, Mr. Warner has also served as President and CEO of Merrill Lynch Venture Capital Inc., which managed over $225 million and has directly participated in over 100 investments in venture capital situations.

Mr. O'Neill, 59, is the Chief Executive Officer of Able Global Partners, 641 Lexington Avenue, New York, New York 10022. From 1997 until 2005, Mr. O’Neill was Managing Director of Corporate Finance at Laidlaw & Company (UK) Ltd., Est. 1842. His responsibilities included structuring and funding projects in the United States, United Kingdom, Europe and Canada. Mr. O’Neill has amassed over 30 years of experience in the Financial Services Industry, including holding the position of President at CM&M’s Municipal Division. From 1983 through 1988, Mr. O’Neill was the Director in Paine Weber’s Fixed Income Division working on transactions between their Capital and Consumer Market’s Divisions, primarily public and investment banking. While at Paine Webber and Laidlaw & Company, Mr. O’Neill was involved in managing investment banking transactions ranging in size from $5 to $500 million. Mr. O’Neill’s expertise has focused on transactions involving convertible debt, consumer finance, equity financing, mergers and acquisitions, asset-based lending and investment banking. During his career, Mr. O’Neill has advised a number of energy companies. He has also served on the number of boards of directors of private companies, including Gibbons & Company and Finlay Sports.

Messrs. Warner and O'Neill replaced W. Marvin Watson, John Ritota and Carl Landers, who were removed as directors of the Company, without cause, by shareholder vote at the same meeting.  Messrs. Watson, Ritota and Landers also tendered their resignations effective July 24, 2008, immediately prior to the meeting. The remaining Board of Directors will be comprised by Robert D. Johnson, Harvey Pensack, Steven J. Warner and Peter O'Neill.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXIM TEP, INC.

Dated: July 28, 2008	By:	/s/ Robert D. Johnson
	Name:	Robert D. Johnson
	Title:	President and Chief Operating Officer